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                                Exhibit (14)(b)

                            Consent of Ropes & Gray
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Fifth Third Quality Growth Fund
Fifth Third Cardinal Fund

                              CONSENT OF COUNSEL

We hereby consent to the use of our name and to the references to our firm under the caption "Legal Counsel" included in or made a part of the Registration Statement of Fifth Third Funds' Cardinal Fund on Form N-14 under the Securities Act of 1933, as amended.


                                           /s/ Ropes & Gray
                                           ----------------------------------
                                           Ropes & Gray

Washington, D.C.
July 25, 2000